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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Power Conversion Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 33-25873, 33-54416, 333-32563, 333-78595, 333-80541, 333-80569, 333-91994 and 333-117109) on Form S-8 and (No. 333-107559) on Form S-3 of American Power Conversion Corporation of our reports dated March 11, 2005, with respect to the consolidated balance sheets of American Power Conversion Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of American Power Conversion Corporation.

/s/ KPMG LLP

Providence, Rhode Island
March 16, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM